                                   23.(h)(2)a.
      Schedule A and B (dated May 1, 2007) to Expense Limitation Agreement

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                                   SCHEDULE A

                         AEGON/TRANSAMERICA SERIES TRUST

                            OPERATING EXPENSE LIMITS

     This Agreement relates to the following Funds of the Company as of May 1, 2007:

                                               MAXIMUM OPERATING
                                                 EXPENSE LIMIT
                                                   EFFECTIVE       EXPENSE
                  FUND NAME                         THROUGH         LIMIT
                  ---------                    -----------------   -------
American Century Large Company Value             April 30, 2008      1.35%
Asset Allocation - Conservative Portfolio        April 30, 2008      0.25%
Asset Allocation - Growth Portfolio              April 30, 2008      0.25%
Asset Allocation - Moderate Growth Portfolio     April 30, 2008      0.25%
Asset Allocation - Moderate Portfolio            April 30, 2008      0.25%
BlackRock Large Cap Value                        April 30, 2008      1.00%
Capital Guardian Global                          April 30, 2008      1.32%
Capital Guardian U.S. Equity                     April 30, 2008      1.01%
Capital Guardian Value                           April 30, 2008      0.87%
Clarion Global Real Estate Securities            April 30, 2008      1.00%
Federated Market Opportunity                     April 30, 2008      1.00%
International Moderate Growth Fund               April 30, 2008      0.25%
Jennison Growth                                  April 30, 2008      0.94%
JPMorgan Core Bond                               April 30, 2008      0.70%
JPMorgan Enhanced Index                          April 30, 2008      0.84%
JPMorgan Mid Cap Value                           April 30, 2008      1.00%
Legg Mason Partners All Cap                      April 30, 2008      0.90%
Marsico Growth                                   April 30, 2008      1.00%
MFS High Yield                                   April 30, 2008      1.05%
MFS International Equity                         April 30, 2008     1.125%
Munder Net50                                     April 30, 2008      1.00%
PIMCO Total Return                               April 30, 2008      1.20%
T. Rowe Price Equity Income                      April 30, 2008      0.88%
T. Rowe Price Growth Stock                       April 30, 2008      0.89%
T. Rowe Price Small Cap                          April 30, 2008      1.00%
Templeton Transamerica Global                    April 30, 2008      1.00%
Third Avenue Value                               April 30, 2008      1.00%
Transamerica Balanced                            April 30, 2008      1.40%
Transamerica Convertible Securities              April 30, 2008      1.25%
Transamerica Equity                              April 30, 2008      0.85%
Transamerica Equity II                           April 30, 2008      0.30%
Transamerica Growth Opportunities                April 30, 2008      1.15%
Transamerica Money Market                        April 30, 2008      0.57%
Transamerica Science & Technology                April 30, 2008      0.98%
Transamerica Small/Mid Cap Value                 April 30, 2008      0.89%
Transamerica U.S. Government Securities          April 30, 2008      0.63%
Transamerica Value Balanced                      April 30, 2008      1.00%

Van Kampen Active International Allocation       April 30, 2008      1.07%
Van Kampen Large Cap Core                        April 30, 2008      0.84%
Van Kampen Mid-Cap Growth                        April 30, 2008      1.00%

                                   SCHEDULE B

                         AEGON/TRANSAMERICA SERIES TRUST

                     FUNDS SUBJECT TO EXPENSE REIMBURSEMENT

                                    FUND NAME

American Century Large Company Value
Asset Allocation - Conservative Portfolio
Asset Allocation - Growth Portfolio
Asset Allocation - Moderate Growth Portfolio
Asset Allocation - Moderate Portfolio
BlackRock Large Cap Value
Capital Guardian Global
Capital Guardian U.S. Equity
Capital Guardian Value
Clarion Global Real Estate Securities
Federated Market Opportunity
International Moderate Growth Fund
Jennison Growth
JPMorgan Core Bond
JPMorgan Enhanced Index
JPMorgan Mid Cap Value
Legg Mason Partners All Cap
Marsico Growth
MFS High Yield
MFS International Equity
Munder Net50
PIMCO Total Return
T. Rowe Price Equity Income
T. Rowe Price Growth Stock
T. Rowe Price Small Cap
Templeton Transamerica Global
Third Avenue Value
Transamerica Balanced
Transamerica Convertible Securities
Transamerica Equity
Transamerica Equity II
Transamerica Growth Opportunities
Transamerica Money Market
Transamerica Science & Technology
Transamerica Small/Mid Cap Value
Transamerica U.S. Government Securities
Transamerica Value Balanced
Van Kampen Active International Allocation

Van Kampen Large Cap Core
Van Kampen Mid-Cap Growth


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